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                              December 15, 1994




Mr. Jerald G. Fishman
President and Chief Operating Officer
Analog Devices, Inc.
Three Technology Way
Norwood, Massachusetts 02062-9106

Reference:  Non-Qualified Stock Option Agreements between Analog
            Devices, Inc. and Jerald G. Fishman
            dated:  (1) December 11, 1991
                    (2) October 7, 1992
                    (3) December 14, 1993

            Restricted Stock Award Agreements between Analog
            Devices, Inc. and Jerald G. Fishman
            dated:  (1) October 25, 1990
                    (2) December 18, 1990
            (jointly and severally the "Agreements")

Dear Jerry:

     I am pleased to inform you that on September 14, 1994, the Board of Directors (the "Board") of Analog Devices, Inc. (the "Company"), at a meeting duly called at which a quorum was present and voting throughout, voted to authorize amendments to your outstanding Non-Qualified Stock Options and Restricted Stock Awards, granted to you pursuant to each of the Agreements referenced above.

     This letter is intended to provide an amendment to each of the above referenced Agreements. The following, upon your acceptance as provided below shall be incorporated in each referenced Agreement as if fully stated therein and shall prevail over any conflicting provision thereof so long as the period of time set forth therein has not expired. The capitalized terms in the amendment shall have the same meaning as set forth in the Agreements.

     (1) The parties hereby agree that in the event the Company terminates your employment for any reason other than termination for cause prior to September 15, 1999, (i) the options for the purchase of shares of Common Stock of the
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Mr. Jerald G. Fishman
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December 15, 1994



Company which are not then exercisable (in the case of the Non-Qualified Stock Option Agreements) shall be and become immediately exercisable upon such termination, and (ii) the shares of Common Stock of the Company which are not then vested (because the Restricted Period set forth in the Restricted Stock Award Agreements has not then expired) shall be and become immediately fully vested upon such termination date, and the applicable terms set in the Agreements relating to exercisable options and vested shares shall govern.

     (2) The above provisions relating to acceleration of Options and vesting of Restricted Stock shall not apply to (a) any voluntary termination by you of your employment, (b) any termination for cause prior to September 15, 1999 or (c) any Options or Restricted Stock Awards granted to you by the Company after September 14, 1994.

     (3) "Cause" for the purposes hereof means (a) your willful and continued failure to substantially perform your duties as directed by the Board (other than any such failure resulting from your incapacity due to physical or mental disability), provided that a written demand for substantial performance has been delivered to you by the Board specifically identifying the manner in which the Board believes that you have not substantially performed your duties and you have not cured such failure within 30 days after such demand, (b) your willful engaging in conduct which is demonstrably and materially injurious to the Company, or (c) your willful violation of any material provision of any confidentiality, nondisclosure, assignment of invention, noncompetition or similar agreement entered into by you in connection with your employment by the Company. For purposes of this paragraph, no act or failure to act on your part shall be deemed "willful" unless done or omitted to be done by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

     (4) On and after September 15, 1999, the terms of each of the Agreements then in effect will determine your rights with respect to the Common Stock of the Company subject to the Agreements.

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Mr. Jerald G. Fishman
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December 15, 1994



     If the foregoing is acceptable to you, please sign below where indicated and return an original of this letter to me for our Company records.


Very truly yours,                         AGREED AND ACCEPTED:

ANALOG DEVICES, INC.                      /s/ Jerald G. Fishman
                                          ---------------------


/s/ Ray Stata
- -------------
Ray Stata                                 Jerald G. Fishman
Chairman of the Board                     169 Hickory Road
and Chief Executive Officer               Weston, MA 02193